UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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INVESTMENT GRADE MUNICIPAL INCOME FUND, INC.
(Name of Registrant as Specified in Its Charter)

WESTERN INVESTMENT LLC
WESTERN INVESTMENT HEDGED PARTNERS L.P.
WESTERN INVESTMENT ACTIVISM PARTNERS LLC
WESTERN INVESTMENT TOTAL RETURN PARTNERS L.P.
WESTERN INVESTMENT TOTAL RETURN FUND LTD.
ARTHUR D. LIPSON
BENCHMARK PLUS INSTITUTIONAL PARTNERS, L.L.C.
BENCHMARK PLUS PARTNERS, L.L.C.
BENCHMARK PLUS MANAGEMENT, L.L.C.
SCOTT FRANZBLAU
ROBERT FERGUSON
MATTHEW S. CROUSE
RICHARD A. RAPPAPORT
WILLIAM J. ROBERTS
GARY G. SCHLARBAUM
ROBERT A. WOOD
WALTER S. BAER
LYNN D. SCHULTZ

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On November 26, 2008, Western Investment LLC (“Western Investment”), together with the other participants named therein, made a definitive filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of six nominees as directors at the 2009 annual meeting of stockholders (the “Annual Meeting”) of Investment Grade Municipal Income Fund, Inc. (the “Fund”).

Item 1: On January 14, 2009, Western Investment issued the following press release.  Western Investment may in the future make such information available to stockholders at www.fixmyfund.com.

PRESS RELEASE:

WESTERN INVESTMENT LLC CLARIFIES ITS NOMINEES’ PLANS IF ELECTED TO THE BOARD OF THE INVESTMENT GRADE MUNICIPAL INCOME FUND, INC. (NYSE: PPM)

JANUARY 15TH ANNUAL MEETING

SALT LAKE CITY, Utah, January 14, 2009  –  Western Investment LLC announced today that in response to inquiries from shareholders, if elected to the board of the Investment Grade Municipal Income Fund, Inc. (NYSE:PPM) (the “Fund”), Western Investment LLC’s  nominees will promptly work to maximize value for all shareholders.  To this end among other things, subject to their fiduciary obligations, the nominees will consider stock buybacks and self-tenders, to the extent they believe them to be accretive to shareholders.  The nominees will also consider open-ending the fund, but will not proceed without the prior approval of shareholders.  Shareholders will not be forced out of the Fund, whether through liquidation or otherwise, without the prior approval of shareholders.

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Contact:	Innisfree M&A Incorporated
Mike Brinn
(212)750-8253